Exhibit 10.2

Curo Westford, LLC

c/o Curo Enterprises, LLC

20 West 22nd Street, Suite 408

New York, NY 10010

June 30, 2016

By Email

Cynosure, Inc.

5 Carlisle Road

Westford, MA 01886

Attention: Timothy Baker

Email: tbaker@cynosure.com

Re:	Extension of Dates in Seventh Amendment of Lease

Dear Timothy:

Reference is hereby made to that certain Lease dated January 31, 2005 between Glenborough Fund V, Limited Partnership, the predecessor-in-interest to Curo Westford, LLC (“Landlord”), as landlord, and Cynosure, Inc., as tenant (“Tenant”), which Lease has been amended through the Seventh Amendment of Lease dated as of April 29, 2016 (the “Seventh Amendment”) (as so amended, the “Lease”). Capitalized terms used herein, but not defined herein, shall have the meanings ascribed thereto in the Lease.

Landlord and Tenant wish to memorialize their agreement to extend certain dates in the Seventh Amendment regarding Landlord’s early lease termination agreement with Aerotek, Inc. (“Aerotek”) and delivery of the Seventh Amendment Space (as defined in the Seventh Amendment) to Tenant. Accordingly, notwithstanding any provision of the Lease to the contrary, Landlord and Tenant agree as follows:

1.	The second paragraph of Section 2 of the Seventh Amendment is hereby deleted in its entirety and replaced it with the following:

“The term of the Lease for the Seventh Amendment Space shall be the period beginning on the Seventh Amendment Space Commencement Date and ending on May 17, 2028 (the “Seventh Amendment Space Term”). Subject to Section 10 below, Landlord anticipates delivering possession of the Seventh Amendment Space to Tenant on or before October 15, 2016; provided, however, that if Landlord, for any reason whatsoever, cannot tender delivery of possession of the Seventh Amendment Space to Tenant on or before October 15, 2016, this Amendment shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom. In the event that Landlord fails to deliver possession of the Seventh Amendment Space on or before November 15, 2016 due to the existing tenant, Aerotek, Inc. (“Aerotek”), failing to vacate and surrender the Seventh Amendment Space prior to such date, Landlord shall take commercially reasonable efforts to cause the existing tenant or occupant to vacate the Leased Premises, which commercially reasonable efforts shall include commencing summary process proceedings as soon as reasonably practical after

December 15, 2016 to evict Aerotek. Notwithstanding the foregoing, but subject to Section 10 below, delays caused by force majeure and delays caused by Tenant, including, without limitation, any default by Tenant under the Lease, in the event that Landlord fails to tender delivery of possession of the Seventh Amendment Space to Tenant on or before March 15, 2017, Tenant shall be entitled to a day-for-day rental abatement for the Seventh Amendment Space, only, for each day beyond March 15, 2017 (as so extended, as applicable) that Landlord fails to tender delivery of possession of the Seventh Amendment Space to Tenant. Tenant’s inability or failure to take possession of the Seventh Amendment Space when delivery is tendered by Landlord shall not delay the Seventh Amendment Space Commencement Date or Tenant’s obligation to pay Base Rent with respect thereto, subject to such rental abatement.”

2.	In addition, Section 10 of the Seventh Amendment is hereby deleted in its entirety and replaced with the following:

“Amendment Conditioned on Termination of Aerotek Lease. Tenant acknowledges that Aerotek currently occupies the Seventh Amendment Space pursuant to a lease between Landlord and Aerotek (the “Aerotek Lease”). Landlord shall use reasonable efforts to enter into an early lease termination agreement with Aerotek (the “Aerotek Early Termination Agreement”) for an early termination date of not later than October 15, 2016. Unless Landlord notifies Tenant in writing (which notice may be by e-mail to Tenant sent to the following e-mail address: tbaker@cynosure.com) on or before August 15, 2016 that Landlord has entered into the Aerotek Early Termination Agreement, then this Amendment shall be null and void and of no further force and effect and neither Landlord nor Tenant shall have any liability hereunder.”

Except as amended hereby, the Lease shall remain unmodified and shall continue in full force and effect. Please acknowledge your agreement to the foregoing by countersigning this letter agreement below and returning a PDF of the fully countersigned letter agreement to the undersigned. Landlord and Tenant intend that emailed, electronic signatures may be relied upon by the other party. Thank you.

[Signature Page Follows]

CURO WESTFORD, LLC,
a Massachusetts limited liability company

By:

Name:	Steven Cox
Its:	Manager

ACKNOWLEDGED AND AGREED:

CYNOSURE, INC., a Delaware corporation

By:

Name:	Timothy W. Baker
Its:	CFO